Exhibit 4.1

WKN	A2TSG3
ISIN	DE000A2TSG37
Ordnungsnummer	002

VIA optronics AG

mit Sitz in Nürnberg

Globalurkunde

über bis zu [Anzahl] auf den Namen der [Joh. Berenberg, Gossler & Co. KG, Hamburg] lautende Namensstammaktien der VIA optronics AG, Nürnberg in Form von nennwertlosen Stückaktien mit einem rechnerischen Anteil am Grundkapital von jeweils EUR 1,00.

Stückenummern: 00 300 000 001 bis [•]

Die Anzahl der in dieser Globalurkunde verbrieften und begebenen Aktien ergibt sich aus der aktuellen EDV-basierten Depotdokumentation der Clearstream Banking AG, Frankfurt am Main.

Diese Globalurkunde ist ausschließlich zur Verwahrung bei Clearstream Banking AG, Frankfurt am Main, bestimmt.

Zu dieser Globalurkunde wurde kein Globalgewinnanteilschein ausgefertigt.

Die in dieser Globalurkunde verbrieften Aktien sind ab 01. Januar 2020 gewinnberechtigt.

Nürnberg, im September 2020

VIA optronics AG

vertreten durch

Daniel Jürgens

- einzelvertretungsberechtigtes Mitglied des Vorstands -

WKN	A2TSG3
ISIN	DE000A2TSG37
Serial number	002

VIA optronics AG

with registered office in Nuremberg

Global share certificate

Regarding up to [number] of registered ordinary shares of VIA optronics AG, Nuremberg, in the name of [Joh. Berenberg, Gossler & Co. KG, Hamburg] in the form of no-par value shares with a share in the total share capital of EUR 1.00 each.

Number: 00 300 000 001 to [•]

The number of shares certificated and issued in this global certificate results from the current computer-based securities account documentation of Clearstream Banking AG, Frankfurt am Main.

This global share certificate is exclusively dedicated for safekeeping at Clearstream Banking AG, Frankfurt am Main.

No global dividend certificate has been issued for this global share certificate.

The shares certificated in this global share certificate are entitled to participate in profits from January 1, 2020.

Nuremberg, September 2020

VIA optronics AG

represented by

Daniel Jürgens

- Member of the Management Board with sole power of representation -